SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐ Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ___________________________
(2)	Aggregate number of securities to which transaction applies: ___________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ____________________________
(4)	Proposed maximum aggregate value of transaction: ___________________________________
(5)	Total fee paid: _______________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: _______________________________________________________
(2)	Form, Schedule or Registration Statement No.: _______________________________________
(3)	Filing Party: _________________________________________________________________
(4)	Date Filed: __________________________________________________________________

IMPORTANT INFORMATION

            Ranger plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER ADVISES SECURITY HOLDERS TO READ RANGER'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents, including the soliciting material that identifies the participants in Ranger's solicitation and describes their interests. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, calling Morrow & Co., Inc. at (212) 754-8000 or visiting Ranger's web site at www.rangergov.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the Solicitation is available in soliciting materials on Schedule 14A filed by Ranger with the Securities and Exchange Commission.